Exhibit 99.3
The Huff Alternative Fund, L.P.
The Huff Alternative Parallel Fund, L.P.
67 Park Place
Morristown, New Jersey 07960

November 6, 2007

Mr. Robert F.X. Sillerman
Chairman and President
19X, Inc.
650 Madison Avenue
New York, New York 10022

19X, Inc.
650 Madison Avenue
New York, New York 10022.

Ladies and Gentlemen:

You have advised us of the following:

(A)           19X, Inc. (“19X” or the “Company”), a newly formed private company controlled by Robert F. X. Sillerman (“Sillerman”) and Simon R. Fuller (“Fuller”), CKX, Inc. (“CKX”), and 19X Acquisition Corp., a newly formed wholly-owned subsidiary of the Company, have entered into an agreement and plan of merger, as amended, providing for the acquisition by the Company of CKX for $13.75 per share in cash, without interest, minus a percentage of the incremental increase in value as a result of the distribution of additional shares of common stock of FX Real Estate and Entertainment Inc. being distributed to CKX stockholders, which adjustment to the cash consideration will not exceed $2.00 per share (the “Buyout Transaction”).

(B)           As part of the Buyout Transaction, (i) Sillerman and Fuller and/or their affiliates, together with certain existing stockholders of CKX and other members of senior management of CKX and/or their affiliates, will subscribe for, or contribute shares of CKX common stock (based on the per share cash consideration payable in the Buyout Transaction) in exchange for, $200,000,000 of shares of common equity of the Company, and (ii) an aggregate of at least Five Hundred Fifty Million Dollars ($550,000,000) in preferred equity will be raised as a part of the Buyout Transaction, including shares rolled over into the Company by current shareholders of CKX and/or their affiliates.

(C)           Credit Suisse Management LLC (“CS”, and, together with its affiliates, “Credit Suisse”), Credit Suisse Securities (USA) LLC (“CS Securities”), Deutsche Bank Securities, Inc, (“DBSI”), and Deutsche Bank Trust Company Americas (together with DBSI, “DB”) (i) on a firm commitment basis have committed to provide the first priority senior secured credit facilities (the “First Lien Facilities”) in accordance with the commitment letters attached hereto, and (ii) on a best efforts basis have committed to provide the lesser of (i) the product of Pro

Forma EBITDA (as defined in the commitment letters attached hereto) multiplied by two (2) and (ii) $200,000,000 in the form of a second priority senior secured term loan facility (the “Second Lien Facility”).

Subject to paragraph 14 below, set forth below are certain of the proposed terms and conditions pursuant to which The Huff Alternative Fund, L.P. and The Huff Alternative Parallel Fund, L.P. (collectively, the “Fund”) would acquire, either, at the Fund’s sole option, through purchase or through the contribution of CKX shares, up to One Hundred Million Dollars ($100,000,000) in senior subordinated unsecured notes as a part of the Buyout Transaction.

1.           Purchase of Senior Subordinated Unsecured Notes. Subject to paragraph 14 below, the Fund would acquire, either through purchase or through the contribution of shares of CKX up to $100 million of senior subordinated unsecured notes (the “Notes”).  If acquired through the contribution of shares, the shares shall be valued at the greater of the cash price per CKX share being paid to stockholders of CKX in connection with the Buyout Transaction or the most favorable exchange ratio offered to other parties who are contributing stock for equity in the Company, provided, however, in no event shall the per share valuation be less than $11.75. The foregoing purchase by the Fund is expressly conditioned on Sillerman purchasing an equal amount of debt securities on terms that are not more favorable in any respect than the Notes and with terms and conditions as are acceptable to the Fund in its sole discretion and as agreed to by the Company and Sillerman, including, without limitation, relative priorities and other terms.  In the alternative, the Fund may elect to purchase senior preferred stock of the Company in lieu of the Notes on terms and conditions similar to the Notes and with such other terms and  conditions as the Fund determines to be appropriate and acceptable in its sole discretion, in which case Sillerman will purchase an equal amount of such equity securities on terms that are not more favorable in any respect than the equity securities purchased by the Fund and with terms and conditions as are acceptable to the Fund in its sole discretion and as are agreed to by the Company and Sillerman, including, without limitation, relative priorities and other terms.  In such case, for purposes of this letter, references to “Notes” shall also be deemed to refer, where appropriate, in the context, to such senior preferred stock.

2.           Terms of the Notes. The Notes shall contain such terms, conditions, covenants and agreements, including, without limitation, registration rights and related obligations, as the Fund determines in its sole discretion to be appropriate and acceptable, taking into account the terms of the First Lien Facilities, the Second Lien Facility, and the market conditions at the time of Closing and such other factors as the Fund shall deem relevant in its discretion.  The Fund will be paid such commitment, standby and other fees to be negotiated by the parties and which must be acceptable to the Fund.  The Notes will be guaranteed by each of the Company’s direct and indirect present and future subsidiaries that provide or are required to provide guarantees of the First Lien Facilities and Second Lien Facility, provided that such guarantees shall be subordinated to the guarantees from such subsidiaries of the First Lien Facilities and Second Lien Facility.

3.           Right to Resell/Transfer Restrictions; Registration Rights.  The Fund shall have the absolute and unconditional right to resell, assign, donate, pledge, hypothecate, grant any right or option with respect to, encumber or grant a security interest in, or otherwise in any manner transfer the Notes in compliance with applicable securities laws. The Fund shall have registration rights which shall be transferable and shall be on such terms and conditions as are acceptable to the Fund in its sole discretion

4.           Annual Valuation.  So long as any Notes are held by the Fund, the Company agrees to promptly pay or reimburse the Fund for the reasonable costs of obtaining an appraisal of the value of the Notes, no more frequently than once per calendar year, from an accounting, appraisal or investment banking firm selected by the Fund, from time to time, for purposes of making an annual appraisal of the Fund’s investments.

5.           Information Rights.  The Company will deliver to the holders of the Notes annual, quarterly and monthly financial statements as well as an annual budget.  The annual financial statements shall be audited by an independent audit firm of national standing that is registered with the Public Company Accounting Oversight Board. In addition, the Fund will be provided with information and access rights that are customary for transactions of this type, including information specified in Rule 144A(d)(4).  The obligation to provide such information will terminate at such time as the Company consummates an initial public offering or becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

6.           Definitive Agreement.  Any definitive note purchase agreement for the transactions contemplated hereby shall contain representations, warranties, covenants, conditions, events of default and indemnification and contribution provisions in favor of the Fund that are usual and customary for transactions of the type contemplated hereby and others to be specified by the Fund, including, without limitation, to the extent applicable, organization and qualification, financial statements, due authorization, execution and delivery, validity and enforceability of agreements, absence of liens, internal controls and procedures, pending and threatened actions and investigations, compliance with laws, governmental and other consents, taxes, intellectual property, insurance adequacy, no conflict with agreements, absence of undisclosed liabilities, solvency, charter or bylaw provisions or law, capitalization, indebtedness, taxes, ERISA, subsidiaries, employees, sufficiency of assets, affiliate arrangements, complete disclosure, accuracy of all representations and warranties with  respect to the Buyout Transactions and Related Transactions and no material adverse change. The definitive agreement (or the indenture pursuant to which the Notes are issued) will include affirmative and negative covenants that are customary for transactions of the type contemplated hereby and others to be specified by the Fund, including, without limitation, restrictions on the issuance or incurrence of indebtedness or equity securities senior to or parri pasu with the Notes (other than the First Lien Facilities and Second Lien Facility), lien limitations, restricted payment covenant, prohibitions on affiliate transactions and an asset sale covenant and change of control covenant. The definitive agreement will provide for survival of all representations, warranties and covenants after the Closing. The definitive agreement will include events of default customary for the transactions contemplated hereby and others to be specified by the Fund, including, without limitation, to the extent applicable, nonpayment of principal, interest or other amounts, violation of covenants, incorrectness of representations and warranties in any material respect, cross default and cross acceleration, defaults under material contracts, loss of material intellectual property rights, bankruptcy, material judgments, and actual or asserted invalidity of guaranties. The indebtedness under the Notes shall be subordinated to the indebtedness under the First Lien Facilities and Second Lien Facilities on terms acceptable to the Fund in its discretion and agreed to by the lenders under the First Lien Facilities and Second Lien Facility.

7.           Conditions.  Any obligation of the Fund to consummate the closing of the transactions contemplated hereby (the “Closing”) will be contingent upon the definitive agreement and indenture pursuant to which the Notes are issued and any related agreements, instruments and documents relating thereto being in form and substance acceptable to the Fund in its sole discretion, and in addition, (which any definitive agreement will so provide) (a) all representations and warranties in the definitive agreement and any related agreements, instruments and documents being true and correct as of the date of the closing of the Transaction (the “Closing Date”) as if made on the Closing Date and the absence of defaults; (b) the receipt of all requisite government approvals and any required third party consents; (c)  receipt of historical pro forma consolidated financial statements and monthly, quarterly and audited annual financial statements for period ending prior to the closing (d) other customary closing conditions, including the receipt of customary legal opinions, satisfactory lien and judgment searches, obtaining satisfactory insurance, good standing certificates, secretary’s certificates, and certified resolutions; (e) satisfactory compliance with the covenants in the definitive agreement, including those described herein; (f) the execution and delivery at Closing by the Company of a registration rights agreement satisfactory in form and substance to the Fund in its sole discretion; (g) there being no law, court or other order  enjoining, prohibiting or restraining the Transaction; (h) the Buyout Transaction and the Related Transactions (as defined on Schedule 1 attached hereto) shall have been consummated or shall be consummated concurrently with the Closing (as defined on Schedule 1 attached hereto) and the agreements for the Buyout and Related Transactions and the capital structure of the Company shall be on terms substantially identical to the most recent terms presented to the Fund and as set forth in public filings as of the date hereof except to the extent any such changes or modifications would not be materially adverse to the Fund and are acceptable to the Fund; (i) the Company’s First Lien Facilities, Second Lien Facility and other debt and equity financing arrangements, including those necessary to consummate the Buyout and Related Transactions, shall have been consummated or shall be consummated concurrently with the Closing, all on terms and conditions that are acceptable to the Fund, (j)  Sillerman purchasing the same amount of Notes as the Fund, on terms that are not more favorable in any respect to Sillerman than the Fund sand on terms acceptable to the Fund; (k) there shall not have occurred any material adverse change in the business, properties, financial condition, results of operations or prospects of the Company, before and after giving effect to the Buyout Transaction, the Related  Transactions and the transactions contemplated hereby; and (l) Sillerman shall not have died or be incapacitated such that he shall not be able to fully participate in the management and operations of the Company; and (m) payment of all fees and expenses.

8.           Consents.  The Company represents and warrants that it has received all necessary approvals of its Board of Directors and stockholders to enter into this letter of intent and consummate the transactions contemplated hereby.

9.           Fees.  Each of the parties shall be responsible for and pay all of its own costs and expenses incurred in connection with the Transaction and the Definitive Agreement, except that whether or not a definitive agreement is entered into and whether or not the transaction is consummated, the Company shall pay all fees and expenses of the Fund, including the reasonable out-of-pocket fees and expenses of outside counsel for the Fund, (including, without limitation, fees and expenses incurred in enforcing this letter or defending a claim relating hereto), which fees shall be in addition to, and not the part of any other arrangements regarding  with respect to any rollover of CKX shares or with respect to a possible standby purchase in respect of the contemplated rights offering by the Fund, FX Real Estate and Entertainment Inc. (“FXRE”) and CKX, including, without limitation, any such reasonable out-of-pocket fees and expenses relating to this letter of intent and the transactions contemplated hereby and by any definitive agreement, plus all reasonable out-of-pocket costs and expenses incurred by the Fund, including, without limitation, any costs and expenses of enforcement of this paragraph 9 or defending a claim with respect to this letter.

10.           Indemnification.  The Company hereby agrees to indemnify and hold harmless the Fund and each of its respective directors, officers, stockholders, employees, advisors, representatives and agents, and their respective affiliates from and against any losses, damages, liabilities and expenses which arise out of or in connection with any claim, action, suit, proceeding or investigation relating to this letter of intent, the transactions contemplated hereby, by the Buyout Transaction or the Related Transactions, including, without limitation, reasonable out-of-pocket legal or other expenses incurred in connection with investigating or defending any of the foregoing and costs and expenses of enforcing this paragraph.

11.           Confidentiality. This letter of intent is delivered to you on the understanding that this letter of intent shall not be disclosed, directly or indirectly, to any other person without the prior written approval of us; except (a) to your officers, directors, employees, attorneys, accountants and advisors on a confidential and need-to-know basis or (b) as required by applicable law or compulsory legal process (in which case you agree to inform us promptly thereof prior to such disclosure); provided that you may disclose this letter of intent and the contents hereof (i) to the Company and its officers, directors, employees, attorneys, accountants and advisors on a confidential and need-to-know basis, (ii) in any proxy materials, reports or registration statement of the Company or CKX or FXRE or any of their affiliates required to be filed with the Securities and Exchange Commission and (iii) in any prospectus or other offering memorandum relating to the shares or other securities to be issued by the Company or CKX; provided that the Fund shall have the right to review and comment on any press release or proxy materials describing the Fund’s involvement in the transaction shall be subject to the approval of the Fund.

Notwithstanding anything herein to the contrary, any party to this letter of intent (and any employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this letter of intent and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure, except that (i) tax treatment and tax structure shall not include the identity of any existing or future party (or any affiliate of such party) to this letter of intent, and (ii) no party shall disclose any information relating to such tax treatment and tax structure to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws.  For this purpose, the tax treatment of the transactions contemplated by this letter of intent is the purported or claimed U.S. Federal income tax treatment of such transactions and the tax structure of such transactions is any fact that may be relevant to understanding the purported or claimed U.S. Federal income tax treatment of such transactions.

12.           Entire Agreement.  This letter of intent supersedes any prior written or oral communications between the parties relating to the subject matter hereof, constitutes the entire agreement of the parties with respect hereto, and may not be amended except in a writing signed by each of the parties; provided; however, that upon the execution and delivery of a definitive agreement between the parties with respect to the transactions contemplated hereby, such definitive agreement shall replace and supersede this letter of intent. The failure of this letter to incorporate the terms or conditions of any prior drafts hereof or negotiations with respect hereto shall not be deemed to constitute an agreement on the part of the Fund that any such terms and conditions do not have to be incorporated into any definitive agreements.  The parties to this letter  have participated in its drafting and agree that this letter will be construed without giving effect to any presumption against a party drafting this letter or any provision hereof.

13.           Governing Law.  This letter or intent shall be governed by and construed in accordance with the laws of the State of New York without reference to its principles of conflicts of law.

14.           No Obligation. You acknowledge that all of the essential terms and conditions of the transactions contemplated hereby are not set forth in this letter. Notwithstanding any provision of this letter agreement to the contrary,  the Fund shall have no obligation to purchase the Notes or senior preferred stock or consummate any transactions contemplated hereby unless and until all of the terms and conditions of such transaction, including, without limitation, a definitive purchase agreement, indenture and other definitive agreements, instruments and other agreements have been agreed to on terms acceptable to the Fund in its sole discretion and are set forth in a definitive purchase agreement and other definitive documentation acceptable to the Fund in its sole discretion and executed by the Fund and the Company with respect thereto. This letter shall terminate if a definitive agreement is not executed by the parties on or prior to June 30, 2008, except that the Company’s obligations in paragraphs 9 through and including this paragraph 14 shall remain in effect.

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If the foregoing letter of intent correctly sets forth our mutual understanding, please return an executed copy of this letter of intent to the Fund on or before 5:00 p.m. New York City time on November 8, 2007 at the address set forth above.

Very truly yours,

THE HUFF ALTERNATIVE FUND, L.P.

By:
Name:
Title:

Very truly yours,

THE HUFF ALTERNATIVE PARALLEL FUND, L.P.

By:
Name:
Title:

ACCEPTED AND AGREED TO AS OF THE DATE SET FORTH ABOVE

19X, INC.

By:
Name:
Title:

SCHEDULE 1

“Related Transactions” means (i) the transactions contemplated by that certain Agreement and Plan of Merger between 19X, Inc., 19X Acquisition Corp., and CKX, dated as of June 1, 2007, as amended through the date hereof, and as further amended to the extent any such amendments are acceptable to the Fund (the “Merger Agreement”) and the transactions contemplated thereby, (ii) the distribution of shares of FX Real Estate and Entertainment, Inc. (“FXRE”) as contemplated by the  Form S-1 Registration Statement (File No. 333-145672) (“FXRE Registration Statement”), (iii) the registration of the subscription rights and underlying shares with respect to the rights offering for shares of FXRE as contemplated by the FXRE Registration Statement, and the consummation of such rights offering, including any backstop provided by the Fund in connection with such rights offering in accordance with the terms agreed to by the Fund, and (iv) the closing of the debt and equity financings required in connection with the foregoing transactions on terms acceptable to the Fund.